UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2026

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Fifth Avenue, 4th Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 982-0353
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 7, 2025, Compass, Inc. (the “Company” or “Compass”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger, dated as of September 22, 2025 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, Anywhere Real Estate Inc. (“Anywhere”), a Delaware corporation, and Velocity Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Compass (“Merger Sub”). The Merger Agreement provides that, among other things and on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of the Company.

As of the close of business on December 12, 2025, the record date for the Special Meeting (the “Record Date”), there were 553,153,423 shares of Class A common stock and 10,122,433 shares of Class C common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, shares of common stock representing 611,730,624 votes were present virtually or by proxy, constituting a quorum to conduct business.

Regarding the voting on the proposals at the Special Meeting, each share of Class A common stock represented one vote and each share of Class C common stock represented twenty votes.

At the Special Meeting, the Company’s stockholders voted on the following proposal and cast their votes as described below.

1. The proposal to approve the issuance of Class A common stock, par value $0.00001 per share, of the Company to the Anywhere stockholders in connection with the Merger (the “Compass Share Issuance Proposal”) was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
609,558,912	2,032,147	139,565	0

2. The proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies to adopt the Compass Share Issuance Proposal or ensure that any supplement or amendment to the Prospectus is provided to shareholders on a timely basis was approved by the votes set forth below:

For	Against	Abstain	Broker Non-Votes
591,363,990	20,197,265	169,369	0

However, an adjournment was unnecessary because there was a quorum present and there were sufficient votes received at the Special Meeting to approve the proposal to approve the Compass Share Issuance Proposal.

Item 7.01.	Regulation FD Disclosure.

On January 7, 2025, the Company and Anywhere issued a joint press release announcing the results of the voting at their respective special meetings of stockholders each held on January 7, 2025. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing. The Company does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued by Compass, Inc., dated January 7, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: January 7, 2026	By:	/s/ Scott Wahlers
Scott Wahlers
Chief Financial Officer